EXHIBIT 23.3

INDEPENDENT AUDITORS’ CONSENT

We consent to the use in this Registration Statement of Perry Ellis International, Inc on Form S-4 of our report on the financial statements of The Jantzen Business dated May 10, 2002, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/S/    DELOITTE & TOUCHE LLP

Miami, Florida

March 14, 2003